                                                                    Exhibit 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER (1)

Pursuant  to  18  U.S.C.  Section  1350,  as  created  by  Section  906  of  the
Sarbanes-Oxley  Act of  2002,  the  following  certification  is  being  made to accompany  Catskill  Litigation  Trust's Quarterly Report on Form 10-QSB for the
period ended June 30, 2007;

In  connection  with the  Quarterly  Report of  Catskill  Litigation  Trust (the
"Company")  on Form 10-QSB for the period  ended June 30, 2007 as filed with the
Securities and Exchange Commission on the date hereof (the "Report"),  I, Joseph
E. Bernstein,  Acting Chief Executive Officer of the Company,  certify, pursuant to 18 U.S.C. ss. 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to my knowledge:

(1)      The Report fully  complies  with the  requirements  of Section 13(a) or
         Section 15(d), as applicable,  of the Securities  Exchange Act of 1934, as amended; and

(2)      The  information  contained  in  the  Report  fairly  presents,  in all material respects, the financial condition and results of operations of the Company.

                                    /s/ Joseph E. Bernstein
                                    -------------------------------------
                                    Name:  Joseph E. Bernstein
                                    Title: Acting Chief Executive Officer
                                    Date:  August 20, 2007

(1)      A signed original of this written statement required by Section 906 has been  provided  to  Catskill  Litigation  Trust and will be retained by
         Catskill  Litigation Trust and furnished to the Securities and Exchange
         Commission or its staff upon request.

The foregoing  certification  is being  furnished  solely  pursuant to 18 U.S.C.
Section  1350 and is not  being  filed as part of the  Report  or as a  separate disclosure document.